                                                                     EXHIBIT 1.1


                                                                  EXECUTION COPY



                                 TERMS AGREEMENT



                                                               November 15, 2002


BANC OF AMERICA SECURITIES LLC
100 North Tyron Street
Mail Code NC1-007-07-01
Charlotte, North Carolina 28255

J.P. MORGAN SECURITIES INC.
270 Park Avenue, 7th Floor
New York, New York  10017

FLEET SECURITIES, INC.
100 Federal Street
Boston, Massachusetts 02110

HSBC SECURITIES (USA) INC.
452 5th Avenue
Tower 10
New York, New York 10018

WACHOVIA SECURITIES, INC.
One Wachovia Center, DC-8
301 South College Street
Charlotte, North Carolina 28288-0602

Ladies and Gentlemen:

                  Subject to the terms and conditions set forth or incorporated by reference herein, Centex Corporation, a Nevada corporation (the "Company") hereby confirms its agreement with Banc of America Securities LLC, J.P. Morgan Securities Inc., Fleet Securities, Inc., HSBC Securities (USA) Inc. and Wachovia Securities, Inc., each as an agent of the Company (collectively, the "Placement Agents"), with respect to the issue and sale by the Company of, and the solicitation by the Placement Agents on behalf of the Company of offers to purchase, $35,000,000 aggregate principal amount of the Company's 5.461% Notes due 2007 (the "Securities") to Core Bond Products LLC, as depositor (the "Depositor") for the Core Investment Grade Bond Trust I (the "Trust").

                  The Securities will be issued pursuant to the provisions of the Indenture dated as of October 1, 1998 (such Indenture insofar as it relates to the Securities and as the same has been or shall be supplemented to the Closing Date (as defined herein), including by Indenture

Supplement No. 11 to be dated the Closing Date) (the "Indenture") between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee").

                  The Company hereby appoints the Placement Agents as its exclusive agents for the solicitation of offers to purchase the Securities from the Company by the Depositor during the period (the "Agency Period") commencing on the date hereof and ending at the close of business on November 20, 2002, and each Placement Agent hereby accepts such appointment. The Company shall not appoint any other entity or person to act on its behalf, or to assist it, in the placement of the Securities. Notwithstanding anything to the contrary contained herein, the parties hereto agree that no Placement Agent shall be obligated, under any circumstance, to purchase Securities from the Company, as principal or otherwise.

                  On the basis of the representations and warranties set forth or incorporated by reference herein, but subject to the terms and conditions set forth or incorporated by reference herein, each Placement Agent, acting solely as an agent of the Company, will use its reasonable efforts during the Agency Period to solicit offers from the Depositor for the purchase of the aggregate principal amount of the Securities from the Company specified opposite its name in Schedule I attached hereto; provided, however that each such offer shall provide for the settlement of the purchase and sale of the Securities on the Closing Date, which date shall not be extended to a date later than November 25, 2002 without the prior written consent of the Company. Each Placement Agent will communicate to the Company, orally, each offer for the purchase of Securities it has solicited on an agency basis during the Agency Period. In the event that a Placement Agent orally communicates to the Company during the Agency Period that it has received an offer for the purchase of Securities at a price at least equal to 100% of the principal amount thereof which meets the requirements hereof, then the Company shall accept such offer in whole. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer has been solicited by a Placement Agent on an agency basis and accepted by the Company or fails to satisfy any condition to its issuance and sale of the Securities hereunder, the Company shall (i) hold such Placement Agent harmless against any loss, claim or damage arising from, or as a result of, such default or failure and (ii) pay to such Placement Agent the commission to which it would otherwise be entitled absent such default or failure.

                  The Company hereby agrees to pay to each Placement Agent a commission equal to 0.300% of the principal amount of each Security specified opposite its name on Schedule I to be delivered to the Depositor to the extent that its offer has been solicited by such Placement Agent on an agency basis and has been accepted by the Company, or is required to be accepted in accordance with the terms hereof by the Company. Such commission shall be payable, at the option of the applicable Placement Agent, either in the form of a discount from the price received from purchasers of Securities or directly from the Company. Delivery of Securities sold through a Placement Agent as an agent of the Company shall be made by the Company to such Placement Agent for the account of the purchaser thereof only against payment therefor in immediately available funds. In the event that the Depositor fails to accept delivery of such Securities or fails to make payment in full therefor on the Closing Date, the applicable Placement Agent shall promptly notify the Company and return such Securities to the Company and (notwithstanding anything to the contrary set forth herein) the Placement Agents shall not be entitled to any commission in respect of the acceptance of (or obligation to accept) the offer to purchase such Securities. If such Placement Agent has theretofore paid the Company for such Securities, the Company shall promptly return the related funds to such Placement Agent and shall reimburse such Placement Agent on an equitable basis for its loss of the use of funds for the period such funds were credited to the Company's account.

                  The Company acknowledges that the placement of Securities arranged by the Placement Agents for the Company on an agency basis is being conducted by the Placement Agents in reliance upon the representations, warranties, covenants and agreements contained or incorporated by reference herein.

                  The Securities shall have the terms set forth in the Prospectus dated March 1, 2002 and the Prospectus Supplement dated November 15, 2002, including the following:

Placement Agents and addresses:
                               Banc of America Securities
                               LLC Banc of America
                               Corporate Center 100 North
                               Tyron Street, 8th Floor
                               Charlotte, North Carolina 28255
                               (telecopy no.: 704-388-9939)

                               J.P. Morgan Securities Inc.
                               270 Park Avenue
                               New York, New York 10017
                               Attn: Investment Grade Syndicate Desk, 8th Floor (telecopy no.: 212-834-6081)

                               Fleet Securities, Inc.
                               100 Federal Street
                               Boston, Massachusetts 02110
                               Attn: John Crees, Managing Director
                               (telecopy no.: 617-434-8702)

                               HSBC Securities (USA) Inc.
                               452 5th Avenue
                               Tower 10
                               New York, New York 10018
                               Attn: James Brucia, Debt Capital Markets
                                     Syndicate Desk
                               (telecopy no.: 212-525-0238)

                               Wachovia Securities, Inc.
                               One Wachovia Center, DC-8
                               301 South College Street
                               Charlotte, North Carolina 28288-0602
                               (telecopy no.: 704-383-9165)

Certain Terms of the Securities:

         Title of Securities:                            5.461% Notes due 2007

         Aggregate Principal Amount of Securities
             to be issued:                               $35,000,000

         Maturity Date:                                  November 30, 2007

         Interest Rate:                                  5.461% per annum

         Interest                                        Each May 30 and
         Payment Dates:                                  November 30,
                                                         commencing May 30, 2003

         Record Dates:                                   May 15 and November 15

         Redemption Provisions:                          The Company may redeem the Securities in whole or
                                                         in part at a make whole price as set forth in the
                                                         Prospectus Supplement.

         Sinking Fund Requirements:                      None

         Delayed Delivery Contracts:                     Not authorized.

         Transfer Agent and Registrar:                   JPMorgan Chase Bank

         Closing Date and Location:                      November 20, 2002

                                                         Milbank, Tweed, Hadley & McCloy LLP
                                                         One Chase Manhattan Plaza
                                                         New York, NY  10005

Additional Covenants of the Company.

         The Company hereby authorizes and directs the Placement Agents to deliver a copy of the Prospectus to each purchaser of Pass-Through Certificates (the "Certificates") issued under the Trust Agreement, dated as of November 20, 2002 (the "Trust Agreement"), among the Depositor, Banc of America Securities LLC, as administrative agent, and The Bank of New York, as trustee (the "Certificates Trustee"). Furthermore, each of the Company and the Placement Agents (i) acknowledges that the Certificates Trustee will assign to the initial purchasers of the Certificates and (to the extent that subsequent holders would have a right of action against the Company if the Company were to sell the Securities directly to the such purchasers) subsequent holders of the Certificates its rights against the Company and such Placement Agent under U.S. federal and state securities laws with respect to its purchase of the Securities and (ii) agrees not to contest the enforceability of such assignment.

         In addition to the covenants of the Company set forth in Section 4 of the Standard Provisions (as defined herein), the Company represents, covenants and agrees with the Placement Agents as follows:

                  (a) notwithstanding anything contained in Section 9 of the Standard Provisions to the contrary, nothing expressed herein or in the Standard Provisions is intended or shall be construed to give any entity or other person any legal or equitable right, remedy or claim hereunder or in respect hereof or any provision herein or therein contained, other than the parties hereto and their respective successors and the controlling persons, officer and directors referred to in Sections 7 and 8 of the Standard Provisions and their heirs and legal representatives; provided, however; that the Company covenants and agrees that the Depositor in respect of the Trust and the Certificates Trustee (on behalf of holders and beneficial owners of Trust certificates) in respect of the Trust, are third party beneficiaries of the Company's obligation under the fourth paragraph of this Terms Agreement to accept in whole each offer to purchase Securities at a price at least equal to 100% of the principal amount thereof; and

                  (b) in addition to the Company's obligations under Section 10 of the Standard Provisions, the Company agrees to pay all fees and expenses incurred (i) in having the Securities eligible for settlement, trading and clearance on the facilities of The Depository Trust Company and (ii) in obtaining CUSIP, ISIN and Common Code identification numbers.

                  All notices provided under this Terms Agreement to the Placement Agents shall be delivered or sent by mail or telecopy transmission to Banc of America Securities LLC and J.P. Morgan Securities Inc. at the addresses and/or telecopy numbers provided herein.

                  All provisions contained in the document attached entitled Centex Corporation Placement Agency Agreement Standard Provisions (Debt Securities) dated November 15, 2002 (the "Standard Provisions"), are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control. Each of the representations, warranties and agreements contained in the Standard Provisions shall be deemed to have been made at and as of the date of this Terms Agreement.

                  This Terms Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Please confirm your agreement by having an authorized officer sign a copy of this Terms Agreement as of the date first set forth above in the space set forth below.

                                        Very truly yours,

                                        CENTEX CORPORATION

                                        By: /s/ Vicki A. Roberts
                                            -----------------------------------
                                            Name:  Vicki A. Roberts
                                            Title: Vice President and Treasurer



CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC,
as Placement Agent


By:    /s/ Lily Chang
   -----------------------------
     Name:  Lily Chang
     Title: Principal


J.P. MORGAN SECURITIES INC.,
as Placement Agent


By:    /s/ Maria Sramek
   -----------------------------
     Name:  Maria Sramek
     Title: Vice President


FLEET SECURITIES, INC.,
as Placement Agent


By:   /s/ John Crees
   -----------------------------
     Name:  John Crees
     Title: Managing Director

HSBC SECURITIES (USA) INC.,
as Placement Agent


By:   /s/ James Brucia
   -----------------------------
     Name:   James Brucia
     Title:  Managing Director


WACHOVIA SECURITIES, INC.,
as Placement Agent


By:   /s/ William Ingram
   -----------------------------
     Name:  William Ingram
     Title: Managing Director

                                                                      SCHEDULE I

                                                     Principal Amount
Name of Placement Agent                               of Securities
-----------------------                              ----------------
Banc of America Securities LLC                        $  17,500,000
J.P. Morgan Securities Inc.                              14,000,000
Fleet Securities, Inc.                                    1,190,000
HSBC Securities (USA) Inc.                                1,155,000
Wachovia Securities, Inc.                                 1,155,000
                                                      -------------
Total                                                 $  35,000,000
                                                      =============

                               CENTEX CORPORATION

                           PLACEMENT AGENCY AGREEMENT

                               STANDARD PROVISIONS
                                (DEBT SECURITIES)

                                                               November 15, 2002

                  From time to time, Centex Corporation, a Nevada corporation (the "Company"), may enter into one or more terms agreements that provide for the issue and sale by the Company of, and the solicitation by the several placement agents named therein of offers to purchase, designated securities. The standard provisions set forth herein may be incorporated by reference in any such terms agreement (a "Terms Agreement"). The Terms Agreement, including the provisions hereof incorporated therein by reference, is herein sometimes referred to as this "Agreement". Terms defined in the Terms Agreement are used herein as therein defined. The representative or representatives of the Placement Agents, if any, specified in the Terms Agreement are hereinafter referred to as the "Representative(s)"; provided, however, that if the Terms Agreement does not specify any representative of the Placement Agents, the term "Representative(s)", as used in this Agreement, shall mean the Placement Agents.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (file number 333-83212), including a final prospectus, relating to its debt securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a final prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement as amended at the date of the Terms Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement." The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include the filing of all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Terms Agreement by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Company has filed an abbreviated registration statement to register additional debt securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462(b) Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, "Effective Time" means the date and time the Registration Statement became effective.

         1. Representations and Warranties. The Company makes the following representations and warranties to and agrees with the several Placement Agents on and as of the date of the Terms Agreement and will, by this Agreement, make the following representations and warranties on and as of the Closing Date:

         (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission;

         (b) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (the "Exchange Act Reports"), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and none of such documents (as updated or superseded by the information in the Prospectus) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to a state a material fact necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading;

         (c) At the Effective Time, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder; at the Effective Time, the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Effective Time and on the Closing Date, the Indenture did or will conform in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and, on the date of the Prospectus and on the Closing Date, the Prospectus (together with any supplement thereto) did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or
(ii) information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Placement Agent specifically for use therein, which, if any, is set forth in the Terms Agreement (the "Placement Agents' Information");

         (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, resulting in a material adverse effect, or any development involving a prospective material adverse effect, on the business, assets or financial position of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth or contemplated in the Prospectus: (i) there has not been any material change in the capital stock or long-term debt (other than asset securitizations by subsidiaries of the Company) of the Company or any of its Material Subsidiaries (as defined below); (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets or financial position of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;
(iii) no event has occurred that would result in a material write-down in assets; (iv) there have been no material transactions entered into by the Company, other than those publicly disclosed or in the ordinary course of business; (v) the Company has not repurchased any of its outstanding capital stock except as set forth in or contemplated by the Prospectus; and (vi) there have been no dividends or distributions of any kind declared, paid or made by the Company in respect of its capital stock except for regular cash dividends paid in the ordinary course of business;

         (e) The Company and its subsidiaries have indefeasible title in fee simple to all real property and indefeasible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as are not material to the business of the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under leases that are valid, subsisting and in full force and effect, with such exceptions as are not material to the business of the Company and its subsidiaries, taken as a whole;

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. Each subsidiary of the Company that is material to the business, assets or financial position of the Company and its subsidiaries, taken as a whole ("Material Subsidiary"), is set forth on Schedule II hereto. Each Material Subsidiary has been duly incorporated (if a corporation) or formed (if a partnership or limited liability company), and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing (if applicable) under the laws of its jurisdiction of incorporation or formation, as the case may be; each of the Company and each Material Subsidiary has all necessary corporate, partnership or limited liability company power and authority to own its properties and conduct its business as described, or incorporated by reference, in the Prospectus, and has been duly qualified as a foreign corporation, or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

         (g) The Company has an authorized capitalization as set forth, or as incorporated by reference, in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and all of the outstanding shares of capital stock or outstanding interests of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and (except (i) for directors' qualifying shares, (ii) as set forth on Schedule II hereto or (iii) as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims affecting transferability or voting except as set forth in the Prospectus;

         (h) The Securities have been duly authorized, and, when executed, authenticated, issued and delivered against payment therefor pursuant to this Agreement and the Indenture, the Securities will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and entitled to the benefits provided by the Indenture, which has been or will be incorporated by reference as an exhibit to the Registration Statement; at the Closing Date, the Indenture will be duly authorized, executed and delivered by the Company and will be a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture are substantially in the form heretofore delivered to the Placement Agents and will conform in all material respects to the descriptions thereof in the Prospectus; and each holder of Securities will be entitled to the benefits of the Indenture;

         (i) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement (collectively, the "Transaction Documents"), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended or restated, or the Bylaws or charter documents or certificate of formation or partnership agreement (as the case may be) of the Company or any of its Material Subsidiaries or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to any delivery of the Securities, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale of the Securities as contemplated by this Agreement;

         (j) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (k) Ernst &Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the Rules and Regulations;

         (l) The Company has no knowledge of any default in any material obligation to be performed by any party to any agreement to which it or any of its subsidiaries is a party, which default or defaults in the aggregate would have a Material Adverse Effect;

         (m) The consolidated financial statements of the Company and its subsidiaries, including accompanying notes, included or incorporated by reference in the Registration Statement and the Prospectus, comply in all material respects with the requirements of the Securities Act and fairly present in all material respects the consolidated financial position and the consolidated results of the operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with generally accepted accounting principles of the United States, consistently applied throughout the periods involved except as may be expressly stated in the notes thereto. The financial information and statistical data set forth in the Prospectus under the caption "Recent Operating Results" are fairly presented in all material respects and prepared on a basis consistent with such consolidated financial statements or the books and records of the Company, as the case may be, unless otherwise stated in the Prospectus;

         (n) Except as described in the Prospectus, the Company and each of its subsidiaries have all necessary licenses, certificates, consents, permits, authorizations, approvals, rights and orders of and from all governmental agencies or bodies having jurisdiction over the Company or any of its subsidiaries to own their respective properties and conduct their respective businesses as described in the Prospectus, the failure to possess or the failure to operate in compliance with which would have a Material Adverse Effect, and the Company has received no notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (o) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, in each case, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights, and to general equity principles, and except to the extent that rights of indemnification and contribution hereunder may be limited by applicable laws or equity principles;

         (p) Except as described in the Prospectus, and except for those the failure to own or possess would not have a Material Adverse Effect, each of the Company and its subsidiaries owns or possesses all of the patents, trademarks, service marks, trade names, copyrights and licenses and rights with respect to the foregoing, necessary for the present conduct of its business, without any known conflict with the rights of others, the result of which conflict would result in a Material Adverse Effect;

         (q) There are no contracts, indentures, mortgages, loan agreements, notes, bonds, debentures, other evidences of indebtedness, leases or other agreements or instruments of the Company of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to or that have not or will not be, prior to the Closing Date, filed as required;

         (r) No labor disturbance exists with the employees of the Company or any of its subsidiaries, or, to the best of the Company's knowledge, is imminent, that would result in a

Material Adverse Effect and the Company has not received notice of any existing or imminent labor disturbance by the employees of any of its principal suppliers, that might reasonably be expected to result in a Material Adverse Effect;

         (s) The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Company and the Registration Statement and Prospectus; and

         (t) Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended.

         Any certificate signed by any director or officer of the Company and delivered to the Placement Agents or their counsel in connection with the offering of Securities shall be deemed a representation and warranty by the Company to the Placement Agents as to the matters covered thereby on the date of such certificate.

         2. Appointment of Placement Agents; Solicitation by Placement Agents of Offers to Purchase. (a) Subject to the terms and conditions set forth herein and in the Terms Agreement, the Company hereby appoints the Placement Agents to act as its agents to solicit offers to purchase the Securities from the Company. No Placement Agent is authorized to appoint sub-agents with respect to the Securities sold through a Placement Agent.

         (b) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein and in the Terms Agreement, each of the Placement Agents, acting solely as an agent of the Company, agrees to use its reasonable efforts to solicit offers to purchase from the Company the principal amount of Securities set forth opposite the name of such Placement Agent in the Terms Agreement. In soliciting offers to purchase the Securities, the Placement Agents shall be authorized to deliver copies of the Prospectus to prospective purchasers of the Securities, but shall not provide such prospective purchasers with any information other than that set forth in the Prospectus. Each Placement Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by such Placement Agent and accepted by the Company.

         (c) The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein (except as otherwise provided in the Terms Agreement). The Company acknowledges and agrees that the Placement Agents may solicit offers to purchase Securities from any affiliate of a Placement Agent except as otherwise provided in the Terms Agreement. The Company shall only be required to accept offers received by the Placement Agents for the Securities to the extent provided in the Terms Agreement.

         3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made on the Closing Date for the account of the purchasers at the time and place set forth in the Terms Agreement.

         (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire transfer in immediately available funds, against delivery to the purchaser of the certificates evidencing the Securities. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Representative(s) on behalf of the purchasers shall have requested in writing not less than one full business day prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Representative(s) on behalf of the purchasers in New York, New York at least 24 hours prior to the Closing Date.

         4. Further Agreements of the Company. The Company agrees with each of the several Placement Agents:

                  (a) (i) to prepare a Rule 462(b) Registration Statement, if necessary, in a form approved by the Placement Agents and to file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the Rules and Regulations by 10:00 a.m. New York City time on the business day following the date of determination of the public offering price and, at the time of filing, either to pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Rules and Regulations and (ii) to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the time period prescribed by such rule and to provide evidence satisfactory to the Placement Agents of such timely filing;

                  (b) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a Prospectus is required by law in connection with the offering of the Securities contemplated by the Prospectus Supplement;

                  (c) prior to filing with the Commission any (i) amendment to the Registration Statement (including any Rule 462(b) Registration Statement) or supplement to the Prospectus relating to the Securities,
         (ii) document incorporated by reference in the Registration Statement or the Prospectus during the period from the date of the Terms Agreement to the Closing Date or (iii) Prospectus relating to the Securities pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative(s) and counsel for the Placement Agents, and not to file any such document to which the Representative(s) shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Company is required by law to make such filing;

                  (d) to advise the Placement Agents promptly of the receipt of any comments from the Commission and of the effectiveness of the Registration Statement (in each case if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement to the Registration Statement or the Prospectus relating to the Securities, or of any request by the Commission therefor, and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; to advise the Placement Agents promptly of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and, for so long as the delivery of a prospectus is required by law in connection with the offering of the Securities contemplated by the Prospectus Supplement, to use every reasonable effort to prevent the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification and, if any such stop order or order or suspension is issued, to use every reasonable effort to obtain the lifting thereof at the earliest possible time;

                  (e) to furnish promptly to each of the Placement Agents and counsel for the Placement Agents a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and to deliver promptly without charge to the Placement Agents such number of the following documents as the Placement Agents may from time to time reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture and the computation of the ratio of earnings to fixed charges), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) each document incorporated by reference in the Prospectus (excluding exhibits thereto), in the case of clause (i), (ii) or (iii) for so long as delivery of a prospectus is required by law in connection with the offering of the Securities contemplated by the Prospectus Supplement;

                  (f) if the delivery of a prospectus is required by law at any time in connection with the offering of the Securities contemplated by the Prospectus Supplement and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary or advisable at such time to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Placement Agents immediately thereof, and to promptly prepare and, subject to Section 4(c) hereof, file with the Commission an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

                  (g) as soon as practicable to make generally available to the Company's security holders and to deliver to the Placement Agents an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule
         158);

                  (h) for so long as the Securities are outstanding, to furnish to the Placement Agents copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (i) promptly take from time to time such actions as the Placement Agents may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agents may designate and to continue such qualifications in effect for so long as required for the distribution of the Securities; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                  (j) in connection with the offering of the Securities, until the distribution of the Securities has been completed, the Company shall not, and shall cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities; and

                  (k) to apply the net proceeds from the sale of the Securities as set forth in the Prospectus under the heading "Use of Proceeds".

         5. Conditions of Placement Agents' Obligations. The respective obligations of the several Placement Agents to solicit offers to purchase the Securities hereunder are subject to the accuracy, on and as of the date of the Terms Agreement and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement, and, if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of the Terms Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or the Exchange Act Reports shall have been complied with to the reasonable satisfaction of the Placement Agents.

                  (b) The Prospectus (and any amendments or supplements thereto) shall have been printed and copies distributed to the Placement Agents as promptly as practicable on or following the date of the Terms Agreement or at such other date and time as to which the Placement Agents may agree.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Prospectus, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Placement Agents, and the Company shall have furnished to the Placement Agents all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Raymond G. Smerge, Executive Vice President, Chief Legal Officer and Secretary of the Company, shall have furnished to the Placement Agents his written opinion, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents, substantially to the effect set forth in Annex A hereto.

                  (e) Baker Botts L.L.P. shall have furnished to the Placement Agents their written opinion, as counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents, substantially to the effect set forth in Annex B hereto.

                  (f) The Placement Agents shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Placement Agents, such opinion or opinions, dated the Closing Date, as are customarily delivered by agents' counsel in similar offerings and as the Placement Agents may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) The Company shall have furnished to the Placement Agents a letter (the "Initial Letter") of Ernst & Young LLP, addressed to the Placement Agents and dated as of the date of the Terms Agreement, in form and substance reasonably satisfactory to the Placement Agents, substantially to the effect set forth in Annex C hereto.

                  (h) The Company shall have furnished to the Placement Agents a letter (the "Bring-Down Letter") of Ernst & Young LLP, addressed to the Placement Agents and dated the Closing Date (i) confirming that they are independent accountants with respect to the Company and its subsidiaries as required by the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

                  (i) The Company shall have furnished to the Placement Agents a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Registration Statement and the Prospectus, (B) in their opinion, the Registration Statement, including the documents incorporated therein by reference, as of the Effective Time, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, including the documents incorporated therein by reference, as of the date of the Prospectus Supplement and as of the Closing Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer's knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements contained in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectus.

                  (j) The Indenture and any applicable supplement thereto, shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (k) If any event shall have occurred on or prior to the Closing Date that requires the Company under Section 4(f) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Placement Agents shall have been given a reasonable opportunity to comment thereon as provided in Section 4(c) hereof, and copies of the Prospectus as amended or supplemented, shall have been delivered to the Placement Agents reasonably in advance of the Closing Date.

                  (l) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto that becomes effective on or after the date of the Terms Agreement) and the Prospectus (exclusive of any supplement thereto that is filed with the Commission on or after the date of the Terms Agreement), except as disclosed in or contemplated by the Prospectus, there shall not have been any change in the capital stock or long-term debt (other than asset securitizations by subsidiaries of the Company) or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Representative(s) on behalf of the Placement Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus (exclusive of any supplement thereto that is filed with the Commission on or after the date of the Terms Agreement).

                  (m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (n) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities or preferred stock.

                  (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction (other than as a result of the existence of or triggering of automatic circuit-breakers by such exchanges or regulatory bodies), or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in financial markets or any calamity or crisis or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of clauses (i) through (iv), is, in the reasonable judgment of the Representative(s) on behalf of the Placement Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Prospectus (exclusive of any supplement thereto that is filed with the Commission on or after the date of the Terms Agreement).

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

         6. Termination. (a) The obligations of the Placement Agents hereunder may be terminated by the Placement Agents, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(l), (m), (n) or (o) shall have occurred and be continuing.

         (b) The Company agrees that any person who has agreed to purchase and pay for any Securities pursuant to a solicitation by a Placement Agent shall have the right to refuse to purchase such Security if, prior to the Closing Date therefore, any of the events described in Section 5(l), (m), (n) or (o) shall have occurred and be continuing.

         7. Indemnification. (a) The Company shall indemnify and hold harmless each Placement Agent, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Placement Agent within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7(a) and Section 8 as a Placement Agent), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Placement Agent may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and shall reimburse each Placement Agent promptly upon demand for any legal or other expenses reasonably incurred by that Placement Agent in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Placement Agents' Information; and provided, further, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any such Placement Agent to the extent that any such loss, claim, damage, liability or action of or with respect to such Placement Agent results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus (excluding the documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 4(e).

         (b) Each Placement Agent, severally and not jointly, shall indemnify and hold harmless the Company, its officers who signed the Registration Statement, directors, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7(b) and Section 8 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Placement Agents' Information provided by such Placement Agent, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 7(a) or 7(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual differing interests between them, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Company and the Placement Agents in this Section 7 and in Section 8 are in addition to any other liability that the Company or the Placement Agents, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

         8. Contribution. If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities sold under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total commissions received by the Placement Agents with respect to the Securities sold under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Placement Agents' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 8, no Placement Agent shall be required to contribute any amount in excess of the amount by which the commissions received by such Placement Agent in connection with securities sold by it under this Agreement exceeds the amount of any damages which such Placement Agent has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents' obligations to contribute as provided in this Section 8 are several in proportion to their respective commitments and not joint.

         9. Persons Entitled to Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 7 and 8 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Placement Agents. Nothing in this Agreement is intended or shall be construed to give any entity or other person, other than the persons referred to in this Section 9, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         10. Expenses. The Company agrees with the Placement Agents to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing the Indenture, this Agreement and any related documents; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Securities; (f) the fees and expenses of the Company's counsel and independent accountants; (g) the fees and expenses of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Placement Agents up to a maximum of $5,000); (h) any fees charged by rating agencies for rating the Securities; (i) all fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in clause (g) of this Section 10, the Placement Agents shall pay their own costs and expenses.

         11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Placement Agents contained in this Agreement or made by or on behalf of the Company or the Placement Agents pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

         12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Placement Agents, shall be delivered or sent by mail or telecopy transmission to the Representative(s) at the address(es) set forth in the Terms Agreement; or

                  (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Registration Statement, Attention: Lawrence Angelilli (telecopier no.:
         214-981-6858).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Placement Agents by the Representative(s).

         13. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which The New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 of the Rules and Regulations.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         15. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         16. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                [The rest of this page intentionally left blank.]

                                                                     SCHEDULE II



                              MATERIAL SUBSIDIARIES



  Centex International, Inc.                 Nevada corporation

  Centex Real Estate Corporation             Nevada corporation

  Centex Homes                               Nevada general partnership

  Centex Financial Services, Inc.            Nevada corporation

  Centex Home Equity Company, LLC            Delaware limited liability company

  CTX Mortgage Company, LLC                  Delaware limited liability company

  Centex Construction Products, Inc.*        Delaware corporation

  Centex Construction Group, Inc.            Nevada corporation

  Centex-Rooney Construction Co., Inc.       Florida corporation

  Centex Rodgers, Inc.                       Nevada corporation

  Centex Construction Company, Inc.          Nevada corporation

  Centex Forcum Lannom, Inc.                 Nevada corporation


----------

* Centex Corporation owned 65.2% of Centex Construction Products, Inc. as of September 30, 2002.

                                                                         ANNEX A


        [Form of Opinion of Executive Vice President, Chief Legal Officer
                          and Secretary of the Company]


                  Raymond G. Smerge, Executive Vice President, Chief Legal Officer and Secretary of the Company, shall have furnished to the Placement Agents his written opinion, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents, substantially to the effect set forth below:

                  1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to perform its obligations under the Agreement.

                  2. The Company has the necessary corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; the Securities and each of the Transaction Documents have been duly authorized, executed and delivered by the Company.

                  3. The Company has an authorized capitalization as set forth in the Prospectus and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

                  4. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the Company is required to so qualify, except where to the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries, taken as a whole.(1)

                  5. Each Material Subsidiary of the Company has been duly incorporated (if a corporation) or duly formed (if a partnership or a limited liability company) and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing (if applicable, in the case


----------

         (1) In giving such opinion, such counsel may state that (i) in identifying the jurisdictions in which the Company transacts business or conducts activities that would require it to qualify as a foreign corporation, he has relied to a large extent on certificates of other officers of the Company and (ii) in determining whether the Company is qualified to do business as a foreign corporation and in good standing under the laws of such jurisdictions, he has relied solely on certificates of the secretary of state or other comparable governmental authority of such jurisdictions.

         of a partnership or limited liability company) under the laws of its jurisdiction of incorporation or formation, as the case may be; all of the issued shares of capital stock, partnership interests or membership interests, as the case may be, of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable (subject, in the case of any partnership interest or limited liability interest, to obligations or commitments to make future capital contributions), and (except (i) for directors' qualifying shares and interests, (ii) as set forth on Schedule II hereto or (iii) as otherwise set forth in the Prospectus) are, to the best of my knowledge, owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims affecting transferability or voting.

                  6. To the best of my knowledge and other than as set forth or contemplated, or incorporated by reference, in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which
         (A) individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, assets or financial position of the Company and its subsidiaries, taken as a whole; or (B) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  7. The Agreement has been duly authorized, executed and delivered by the Company.

                  8. The issuance, authentication, sale and delivery of the Securities and the compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions therein contemplated will not violate or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such violation, breach, default, lien, charge or encumbrance that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of (A) the provisions of the Articles of Incorporation, as amended or restated, or the Bylaws of the Company or any Material Subsidiary, (B) any judgment, order or decree known to me of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets or (C) any statute, rule or regulation of the United States, the State of Texas or the State of Nevada (it being understood that I express no opinion as to compliance with any state securities or federal or state anti-fraud statute, rule or regulation, except as otherwise expressly stated in this opinion) applicable to the Company or any of its subsidiaries or any of their properties or assets, except in the case of clause (B) or (C) for any such violations which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  9. No consent, approval, authorization or order of, or filing or registration with, any court or arbitrator or governmental agency or body of the State of Nevada is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to or on the Closing Date or (ii) as may be required to be obtained or made under applicable state securities laws in connection with the purchase and distribution of the Securities by the Placement Agents.

                  10. The documents incorporated by reference in the Prospectus, as amended or supplemented (other than the financial statements and the other financial information and related schedules included or incorporated by reference therein, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; nothing has come to my attention that would cause me to believe that any such documents, when they were so filed (other than the financial statements and the other financial information and related schedules included or incorporated by reference therein, as to which I express no belief), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading; and I do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus that are not filed or incorporated by reference or described as required.

                  In the course of participating in the preparation of the Registration Statement and the Prospectus, I have had conferences to discuss and review the contents thereof with various officers of the Company and its affiliates, with the Company's independent certified public accountants and with your representatives. I have no reason to believe that as of the date of this opinion and as of the effective date of the Registration Statement, the Registration Statement (other than the financial statements and the other financial information and related schedules, as to which I express no belief, and except for those parts of the Registration Statement that constitute the Form T-1), contains or contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date hereof, the Prospectus (other than the financial statements and the other financial information and related schedules, as to which I express no belief), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                         ANNEX B


                  [Form of Opinion of Counsel for the Company]


                  Baker Botts L.L.P. shall have furnished to the Placement Agents their written opinion, as special counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents, substantially to the effect set forth below:

                  1. The Securities have been duly authorized by the Company and, when authenticated and delivered in accordance with the terms of the Indenture against payment therefor as provided in the Agreement, will be duly issued and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions (as hereinafter defined). The Securities, in the form certified by the Company as of the date hereof, and Indenture conform in all material respects to the descriptions thereof set forth under the captions "Description of Debt Securities" and "Description of Notes" in the Prospectus.

                  2. The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Indenture has been qualified under the Trust Indenture Act.

                  3. To our knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States of America or the State of Texas is required for the performance by the Company of its obligations under the Agreement, for the issue and sale of the Securities or the consummation of the other transactions contemplated by the Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws in connection with the purchase and sale of the Securities by the Placement Agents.

                  4. To our knowledge, no proceedings for a stop order with respect to the Registration Statement are pending or threatened under the Securities Act. Based solely on written confirmation received electronically through the EDGAR system, the Prospectus Supplement dated November 15, 2002 was filed on November [__], 2002 with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

                  5. The Registration Statement and Prospectus (except for (i) the financial statements (including the notes thereto and the auditors' reports thereon) included or incorporated by reference therein, (ii) the other financial information included or incorporated by reference therein, or (iii) the Statements of Eligibility under the Trust Indenture Act of a corporation designated to act as trustee, on Form T-1, as to which we express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations of the Commission thereunder.

                  Such counsel shall also state in a separate paragraph, the following:

                  We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we did not independently verify, are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus or the responsiveness of such statements to the legal requirements (except to the extent stated in the last sentence of paragraph 1 above and in paragraph 5 above), we advise you that, on the basis of the foregoing (relying as to materiality in part upon officers and other representatives of the Company), no facts have come to our attention which lead us to believe that the Registration Statement (other than (i) the financial statements (including the notes thereto and the auditors reports thereon) included therein, (ii) the other financial information included therein, or (iii) the Statements of Eligibility under the Trust Indenture Act of a corporation designated to act as trustee, on Form T-1, as to which we have not been asked to comment), as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditors report thereon) included therein or (ii) the other financial information included therein, as to which we have not been asked to comment), as of the issue date thereof and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  As used in the foregoing, opinion, references to the "Enforceability Exceptions" mean that the applicable opinions are subject to the effect of (i) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of the rights and remedies of creditors or parties to executory contracts generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the exercise of equitable powers by a court of competent jurisdiction (and no opinion is given as to the availability of any specific equitable relief or equitable remedies); and (iii) applicable law or public policy limiting the enforcement of provisions providing for the indemnification of any person.

                                                                         ANNEX C


                        [Form of Initial Comfort Letter]


                  The Company shall have furnished to the Placement Agents a letter of Ernst & Young LLP, addressed to the Placement Agents and dated the date of delivery thereof, in form and substance satisfactory to the Placement Agents, substantially to the effect set forth below:

                  1. they are independent certified public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations;

                  2. in their opinion, the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the accounting requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations promulgated under the Exchange Act (except that certain supporting schedules are omitted);

                  3. based upon a reading of the latest unaudited financial statements made available by the Company, if any, the procedures of the AICA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Placement Agents and described in detail in such letter, nothing has come to their attention that causes them to believe that any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Securities Act, the Rules and Regulations, the Exchange Act, and the rules and regulations promulgated under the Exchange Act.

                  4. based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in stockholder's equity as compared with the amounts shown in the March 31, 2002 audited balance sheet included in the Registration Statement and the Prospectus or (B) for the period from March 31, 2002 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, or in total or per-share amounts of net income, except in all instances for changes, increases or decreases that the Prospectus discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Placement Agents; and

                  5. they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and the Prospectus agrees with the accounting records of the Company, excluding any questions of legal interpretation.



                                       2